UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007 (February 4, 2007)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) Resignation of a Director. On February 4, 2007, David M Kerko resigned as a member of the Board of Directors of Toys “R” Us, Inc. (the “Company”). Mr. Kerko was a member of the Company’s Audit Committee. The resignation of Mr. Kerko did not involve any disagreement with the Company.

(c) Election of a Director. On February 4, 2007, the Company’s sole shareholder, Toys “R” Us Holdings, Inc. (“TRU Holdings”), elected Dean Nelson to serve as a director effective immediately. Mr. Nelson was a nominee of an affiliate of Kohlberg Kravis Roberts & Co. (the “KKR Affiliate”), which pursuant to its rights under a stockholders’ agreement by and among TRU Holdings and its stockholders, had the right to nominate a replacement for Mr. Kerko. Mr. Nelson, 42, has been the Director and Chairman of the Board of PRIMEDIA Inc. since April, 2003 and became its President and Chief Executive Officer in October, 2005. He has been the Chief Executive Officer of Capstone Consulting LLC since 2000. Mr. Nelson is also a member of the Board of Directors of Sealy Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc. (Registrant)

Date: February 5, 2007	By:	/s/ F. Clay Creasey, Jr.
		Name:	F. Clay Creasey, Jr.
		Title:	Executive Vice President – Chief Financial Officer